May 27, 2019

Canbiola, Inc.

960 South Broadway, Suite 120

Hicksville, NY, 11801

516-595-9544

Dear Shareholder,

Notice is hereby given that the annual meeting of the shareholders of Canbiola, Inc., a Florida corporation, will be held at the Melville Marriott Hotel Long Island located at 1350 Walt Whitman Road, Melville, NY 11747 on June 14, 2019 at 10:00am.

This is an informational meeting to advise the shareholders of recent actions and future plans of the company. No director appointments or other votes will be taken.

Only shareholders of record at the close of business on April 12, 2019 are entitled to notice of the meeting. All shareholders are requested to be present in person. If you are unable to attend the meeting, you will be able to access a recording of the meeting on or website shortly after we have adjourned. On behalf of the directors, officers, and employees of Canbiola, Inc. and its subsidiary companies, we look forward to seeing you at the meeting.

Very truly yours,

/s/ Marco Alfonsi
Marco Alfonsi
CEO/President/Board of Directors Member